As filed with the Securities and Exchange Commission on March 30, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

ASANA, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-3912448
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1550 Bryant Street, Suite 200
San Francisco, California 94103
(415) 525-3888
(Address of principal executive offices) (Zip code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full titles of the plans)
_____________________________________

Dustin Moskovitz
President, Chief Executive Officer, and Chair
Asana, Inc.
1550 Bryant Street, Suite 200
San Francisco, California 94103
(415) 525-3888
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

David J. Segre, Esq. Jon C. Avina, Esq. Calise Y. Cheng, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Eleanor Lacey, Esq. General Counsel and Corporate Secretary Asana, Inc. 1550 Bryant Street, Suite 200 San Francisco, CA 94103 (415) 525-3888
_____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.00001 per share:
– 2020 Equity Incentive Plan	8,074,005(2)	$28.60(4)	$230,916,543.00	$25,193.00
– 2020 Employee Stock Purchase Plan	1,614,801(3)	$24.31(5)	$ 39,255,812.31	$4,282.81
Total:	9,688,806		$270,172,355.31	$29,475.81

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock (“Class A Common Stock”) that become issuable under the Registrant’s 2020 Equity Incentive Plan (“2020 Plan”) and the Registrant’s 2020 Employee Stock Purchase Plan (“ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of Class A Common Stock.

(2)
Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on January 31st of the preceding fiscal year, which annual increase is provided by the 2020 Plan.

(3)
Represents an automatic annual increase equal to 1% of the total number of shares of the Registrant’s capital stock outstanding on January 31st of the preceding fiscal year, which annual increase is provided by the 2020 ESPP.

(4)
Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange (“NYSE”) on March 24, 2021.

(5)
Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Class A Common Stock as reported on the NYSE on March 24, 2021, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2020 ESPP.

EXPLANATORY NOTE
Asana, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 8,074,005 additional shares of its Class A common stock under the 2020 Plan, pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2020 Plan on February 1, 2021 and (ii) 1,614,801 additional shares of its Class A Common Stock under the 2020 ESPP, pursuant to the provisions of the 2020 ESPP providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2020 ESPP on February 1, 2021. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
These additional shares of Class A Common Stock are securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-248955) (“Prior Form S-8”) was filed with the Commission on September 22, 2020.
PART II
Item 3.    Incorporation of Certain Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
i. The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 filed with the Commission on March 30, 2021, which contains audited financial statements for the Registrant’s latest fiscal year.
ii. The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 9, 2020 (File No. 001-39495) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
iii. All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference and made a part hereof.

Item 8.    Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation, as currently in effect.	8-K	001-39495	3.1	September 21, 2020
4.2	Restated Bylaws, as currently in effect.	8-K	001-39495	3.2	September 21, 2020
4.3	Form of Registrant’s Common Stock Certificate.	S-1	333-248303	4.1	August 24, 2020
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (reference is made to Exhibit 5.1).
24.1*	Power of Attorney (reference is made to the signature page hereto).
99.1	2020 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-248303	10.4	August 24, 2020
99.2	2020 Employee Stock Purchase Plan.	S-1	333-248303	10.5	August 24, 2020
99.3	2020 Equity Incentive Plan — Form of RSU Grant Notice and Award Agreement (No Holding Period)(Hybrid)	10-K	001-39495	10.3	March 30, 2021
99.4	2020 Equity Incentive Plan — Form of RSU Grant Notice and Award Agreement (One- or Two-Year Holding Period)(Hybrid)	10-K	001-39495	10.4	March 30, 2021
99.5	Asana France SAS Equity Sub-Plan and Form of RSU Grant Notice and Award Agreement	10-K	001-39495	10.8	March 30, 2021
________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 30th day of March, 2021.
ASANA, INC.
By: /s/ Dustin Moskovitz
    Dustin Moskovitz
    President, Chief Executive Officer, and Chair

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dustin Moskovitz, Tim Wan, and Eleanor Lacey, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dustin Moskovitz Dustin Moskovitz	President, Chief Executive Officer, and Chair (Principal Executive Officer)	March 30, 2021

/s/ Tim Wan Tim Wan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2021

/s/ Sydney Carey Sydney Carey	Director	March 30, 2021

/s/ Matthew Cohler Matthew Cohler	Director	March 30, 2021

/s/ Adam D’Angelo Adam D’Angelo	Director	March 30, 2021

/s/ Lorrie Norrington Lorrie Norrington	Director	March 30, 2021

/s/ Anne Raimondi Anne Raimondi	Director	March 30, 2021

/s/ Justin Rosenstein Justin Rosenstein	Director	March 30, 2021